Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING FIRST QUARTER 2013

CONFERENCE CALL MAY 9, 11:30 AM EST

TORONTO, ONTARIO - (May 7, 2013) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with senior management, will be hosting a conference call Thursday, May 9, 2013 at 11:30 AM EST to provide the first quarter Company update.

WEBCAST:

http://www.gowebcasting.com/4353

TELEPHONE:

Participant dial-in number(s): 416-340-2217/866-696-5910
Participant pass code: 5834978

REPLAY:
Dial-in number(s): 905-694-9451/800-408-3053
Pass code: 2278899

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 297,090,359 shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova

Investor Relations

Tel: (647) 258-0395 ext 410

Toll Free: (866) 441-0690

Fax: (647) 258-0408

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Store: store.mcewenmining.com

Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com